Exhibit 99.1

News Release CONTACT: Mr. Frank Cesario PHONE: 847-391-9492 INTERNET: iscoir@iscointl.com

ISCO INTERNATIONAL ANNOUNCES INVESTOR CALL ON FRIDAY, JANUARY 21, 2005

AT 4PM EASTERN FEATURING JOHN THODE

Elk Grove Village, IL (January 20, 2005) – ISCO International, Inc. (AMEX: ISO), a leading supplier of interference-management solutions for the wireless and cellular industry, will host a conference call on Friday, January 21, 2005 at 4:00 pm eastern time to introduce Mr. John Thode, President and Chief Executive Officer of ISCO.

To participate in the call domestically, dial 1-877-707-9628. International callers should dial 1-785-832-1508. The conference name is “ISCO.” The call will be replayed for 30 days at 1-800-839-4017 (or 1-402-220-2984 for international callers).

Following the presentation, a short question and answer session will be held. Participants are asked to dial in 10 minutes prior to the beginning of the call. The call will be webcast live and then archived for 30 days. ISCO will provide a link to the call on its web site (www.iscointl.com) for both the live and archived versions.